UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 31, 2008
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 3, 2008, Cardiac Science Corporation (the “Company”) first publicly announced the appointment of David L. Marver, 40, as its Chief Operating Officer, effective as of October 31, 2008.
     From May 2008 to October 2008, Mr. Marver was a medical device partner at Omega Fund Management, Inc. (a specialized investment fund with a focus in healthcare companies). From February 2002 to May 2008, Mr. Marver served in executive positions at Medtronic, Inc. (a publicly-traded, medical technology company), including Vice President Marketing – Western Europe, Cardiac Rhythm Management from February 2002 to September 2005, Vice President Sales – US, Cardiac Surgery from September 2005 to February 2007 and Vice President Strategy and Business Development – Global, Diabetes from February 2007 to May 2008.
     Mr. Marver entered into an employment arrangement with the Company, including an Employment Offer Letter dated September 19, 2008. The employment arrangement includes the following material provisions:
     Mr. Marver will be paid an annual base salary of $325,000.
     Mr. Marver will be eligible to participate in the Cardiac Science 2009 Executive Incentive Plan that will provide him with a bonus opportunity up to 40% of base salary annually. For the remainder of 2008, Mr. Marver will be eligible to receive a one time bonus of up to $32,500 based on mutually agreed objectives.
     Mr. Marver will be entitled to reimbursement for relocation expenses, and other benefits, including a car allowance.
     Mr. Marver will be eligible to receive a stock option grant to purchase 100,000 shares of the Company’s common stock pursuant to the Cardiac Science Corporation 2002 Stock Incentive Plan, with an exercise price equal to the value of the Company’s common stock on the date of grant and vesting over four years as follows: 1/4 vests after 12 months of service, 1/36 vests each month of service thereafter.
     The foregoing description of Mr. Marver’s employment arrangement is qualified in its entirety by reference to the full text of his Employment Offer Letter, copies of which are attached as Exhibit 10.68 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing, among other things, Mr. Marver’s appointment as the Company’s Chief Operating Officer is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.68	Employment Offer Letter for David L. Marver dated September 19, 2008

99.1	Press release dated November 3, 2008

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: November 3, 2008